Exhibit 23.3

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectus pertaining to the Pinnacle Entertainment, Inc. 401(k) Investment Plan, as amended, of our report dated June 27, 2011, relating to the financial statements of the Pinnacle Entertainment, Inc. 401(k) Investment Plan, included in its Annual Report on Form 11-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ RubinBrown LLP

St. Louis, Missouri

May 17, 2012